Exhibit 5.1

[LETTERHEAD OF KSCA]

January 25, 2006

Gruma, S.A. de C.V.
Calzada del Valle Ote. 407,
Colonia del Valle
66220, San Pedro Garza García, Nuevo León Mexico

Re:	Gruma, S.A. de C.V.
Registration Statement on Form F-3

Dear Sirs:

                We have acted as special Mexican counsel for Gruma, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”) in connection with the proposed sale by the Company of 30,000,000 shares of the Company’s Class I, Series B Common Stock, without par value (the “Shares”) in, among other jurisdictions, the United States of America, as described in the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the United States of America Securities and Exchange Commission (the “Commission”).

                In connection with our furnishing the opinions contained herein, we have examined and relied upon originals, or certified copies or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of the opinions contained herein, including the Registration Statement, the Articles of Incorporation (Escritura Constitutiva) (the “Articles of Incorporation”) and the amended and restated Bylaws (Estatutos Sociales) (the “Bylaws”) of the Company.   In rendering the opinions contained herein, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on all documents submitted to us.

                We express no opinion as to any laws other than the laws of Mexico as currently in effect, and we assume that there is nothing in any other law that affects our opinions.

                Based upon the foregoing, we are of opinion that:

(i)            The Company has been duly incorporated and is validly existing as a corporation under the laws of Mexico; and

(ii)           The Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Registration Statement.

The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein.  The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions, to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

                We hereby give our consent to file this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

Kuri Breña, Sánchez Ugarte, Corcuera y Aznar, S.C.